Exhibit (m)(iii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                              MTB GROUP OF FUNDS
                              Non-Class B Shares
                               RULE 12B-1 PLAN

      This Plan ("Plan") is adopted as of this 16th day of June, 2003, by the Board of Trustees of MTB GROUP OF FUNDS (the "Trust"), a Delaware business trust, with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

      1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares").

      2. This Plan is designed to finance activities of Edgewood Services, Inc. ("ESI") principally intended to result in the sale of Shares to include:
(a)   payment   of   compensation,   including   incentive   compensation   to
broker/dealers and other financial institutions ("Institutions") to obtain various distribution related and/or recordkeeping and administrative services for shareholders of the Funds; (b) paying for the costs incurred in conjunction with advertising and marketing of Shares to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, or Institutions; and (c) other costs incurred in the implementation and operation of the Plan. In compensation for services provided pursuant to this Plan, ESI will be paid a fee in respect of the following Classes set forth on the applicable exhibit.

      3. Any payment to ESI in accordance with this Plan will be made pursuant to the "Distributor's Contract" entered into by the Trust and ESI..

      4. ESI has the right (i) to select, in its sole discretion, the Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Rule 12b-1 Agreement.

      5. Quarterly in each year that this Plan remains in effect, ESI shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and any related agreement and the purpose for which such expenditures were made.

      6.  This  Plan  shall  become  effective  with  respect  to  each  Class
(i) after approval by majority votes of: (a) the Trust's Board of Trustees; and (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan or in any related documents to the Plan ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan; and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

      7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

       8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

      9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

      10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by ESI on 60 days' notice to the Trust.

      11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

      12. All related agreements with any person relating to the implementation of this Plan shall be in writing and subject to initial approval pursuant to the provisions of Paragraph 6 herein, annual approval pursuant to the provisions of Paragraph 7 herein and termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

13. The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Charter Documents.

14. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                    MTB GROUP OF FUNDS

                                    By:  /s/ Beth S. Broderick
                                    Name:  Beth S. Broderick
                                    Title:  Vice President
                                    Date:



                                  EXHIBIT A
                                    to the
                               Rule 12b-1 Plan

                              MTB GROUP OF FUNDS

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                  FUNDS                                 CLASS
---------------------------------------------------------------------------
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MTB Balanced Fund                                  Class A Shares
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MTB Equity Income Fund                             Class A Shares
---------------------------------------------------------------------------
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MTB Equity Index Fund                              Class A Shares
---------------------------------------------------------------------------
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MTB Income Fund                                    Class A Shares
---------------------------------------------------------------------------
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MTB Intermediate-Term Bond Fund                    Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB International Equity Fund                      Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Large Cap Growth Fund                          Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Large Cap Growth Fund II
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Large Cap Stock Fund                           Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Large Cap Value Fund                           Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Large Cap Value Fund II
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Managed Allocation Fund - Aggressive           Class A Shares
Growth
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Managed Allocation Fund -                      Class A Shares
Conservative Growth
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Managed Allocation Fund - Moderate             Class A Shares
Growth
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Managed Allocation Fund - Moderate
Growth II
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Maryland Municipal Bond Fund                   Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Mid Cap Growth Fund                            Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Mid Cap Stock Fund                             Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Money Market Fund                              Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Money Market Fund                              Class S Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Money Market Fund                          Institutional II Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Money Market Fund                                 IS Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Multi Cap Growth Fund                          Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB New York Municipal Bond Fund                   Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB New York Tax-Free Money Market Fund            Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Pennsylvania Municipal Bond Fund               Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Pennsylvania Tax-Free Money Market             Class A Shares
Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Pennsylvania Tax-Free Money Market         Institutional II Shares
Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Prime Money Market Fund                     Institutional Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Short Duration Government Bond Fund            Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Short-Term Corporate Bond Fund                 Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Small Cap Growth Fund                          Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Small Cap Stock Fund                           Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Tax-Free Money Market Fund                     Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB Tax-Free Money Market Fund                 Institutional II Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB U.S. Government Bond Fund                      Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB U.S. Government Money Market Fund              Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB U.S. Government Money Market Fund          Institutional II Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB U.S. Treasury Money Market Fund                Class A Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB U.S. Treasury Money Market Fund                Class S Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
MTB U.S. Treasury Money Market Fund            Institutional II Shares
---------------------------------------------------------------------------


      This Plan is adopted by MTB GROUP OF FUNDS with respect to the Class of Shares of the portfolio(s) of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, ESI will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the class of Shares of each individual Fund listed above held during the month.

      Witness the due execution hereof this 15th day of August, 2003.


                                    MTB GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                    Name:  Beth S. Broderick
                                    Title:  Vice President